ADVISOR AGREEMENT

THIS AGREEMENT dated for reference the 1st day of June, 2008 and made:

BETWEEN: STAR RESORTS DEVELOPMENT INC. ("Star Resorts")

AND: TIMOTHY MARX (the "Advisor")

WITNESSES THAT WHEREAS:

A. Star Resorts has requested and the Advisor has agreed to act as an advisor to Star Resorts; and,

B. Star Resorts and the Advisor desire to evidence the terms and conditions of their agreement hereby.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Star Resorts and the Advisor warrant and represent to and covenant and agree with each other as set forth below.

1. REPRESENTATIONS AND WARRANTIES.

1.1 Star Resorts represents and warrants as follows:

(a) **Existence; Good Standing.** It is a corporation duly organized, validly existing and in good standing under the laws of Nevada; and,

(b) **Power and Capacity.** It has the corporate power and capacity to carry on business, own property or interests therein, borrow and lend money, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby.

1.2 The Advisor represents and warrants as follows:

(a) **Existence; Good Standing.** If a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and,

(b) **Power and Capacity.** It has the required power and capacity to enter into this agreement.

2. ENGAGEMENT AS ADVISOR.

(a) The Advisor will be consulted periodically by Star Resorts on specific subjects and general policies involving current investments and investment possibilities for Star Resorts.

(b) The Advisor acknowledges and agrees that Star Resorts may use, describe and publish information relating to the Advisor, including the Advisor's name, biographical information, opinions and business, academic or other experience or expertise, for any reason, including for publication in Star Resorts' websites, brochures, investor relations packages or regulatory filings.

(c) Star Resorts will issue to the Advisor 50,000 shares of its common stock as compensation for having executed this agreement.

(d) In recognition for the contributions made by the Advisor, Star Resorts will issue to the Advisor an additional 50,000 shares of its common stock for each completed twelve-month period during the term of this agreement, up to a maximum of 150,000 shares in a three (3) year period. If this agreement is terminated by either party or in any other way, no shares of Star Resorts common stock will be payable by Star Resorts to the Advisor for the year in which this Agreement is terminated.

(e) The Advisor recognizes and agrees that the sole remuneration for its services hereunder is described in subsections 2(b) and 2(c) of this agreement and that he is not entitled to any other payments, securities or rights and privileges pursuant to this agreement.

3. TERM & TERMINATION.

3.1 This Agreement will be for a period of one (1) year, automatically renewable for up to two (2) more one year periods. Either party will have the right to terminate this Agreement at any time without cause by giving one month's written notice of termination to the other party. Upon termination of this Agreement, the Advisor will promptly return to the Star Resorts all of Star Resorts' property and information in the Advisor's possession or control pertaining to the business or affairs of Star Resorts, including Star Resorts' current investments and investment possibilities. The provisions of this Paragraph will survive any termination of this Agreement.

4. CONFIDENTIAL INFORMATION.

4.1 For the purposes of this Agreement, "Confidential Information" shall mean non-public information which Star Resorts designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation information, whether written, oral or communicated by any other electronic means (including all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable), relating to any confidential or secret activities, prospects, technical data, analysis or interpretations, projects, plans, reports, customer names or lists, financial information and strategic plans, marketing or promotion, Star Resorts' business policies, practices, and information received from others which Star Resorts is obliged to treat as confidential. Confidential Information disclosed to The Advisor by any subsidiary and/or agents of Star Resorts is covered by this Agreement.

4.2 Confidential Information shall not include that information defined as Confidential Information herein which The Advisor can conclusively establish:

(a) is or subsequently becomes publicly available without breach of any obligation of confidentiality by The Advisor;

(b) became known to the Advisor prior to disclosure by Star Resorts to the Advisor;

(c) became known to the Advisor from a source other than Star Resorts other than by the breach of any obligations of confidentiality owed to Star Resorts;

(d) or is independently developed by the Advisor prior to the effective date of this Agreement.

4.3 The Advisor acknowledges that by virtue of this Agreement, it will have access to and acquire Confidential Information, which information is the exclusive property of Star Resorts.

4.4 The Advisor also acknowledges that the disclosure of Confidential Information, either to competitors or third parties, would be highly detrimental to the interests of Star Resorts and could cause irreparable harm to Star Resorts. Accordingly, the Advisor undertakes to keep confidential all Confidential Information, and not to disclose it to any third party or to use it for any purpose either during or after the termination of this Agreement, except as may be necessary in the proper discharge of the Services, or with prior written permission from Star Resorts, or as required by law.

4.5 The Advisor also agrees that all rights, title, interest in and to the Confidential Information, whether or not developed by the Advisor will be and remain Star Resorts's exclusive property, unless expressly transferred to the Advisor for good and valuable consideration.

4.6 All notes, data, tapes, customer files and other materials in any way relating to any of the Confidential Information or Star Resorts's business undertaken or managed by the Advisor or coming into the Advisor's possession by or through its relationship with Star Resorts, shall belong exclusively to Star Resorts, and the Advisor agrees to turn over to Star Resorts all copies, both hard and soft, of any such materials in its possession or under its control, forthwith, at the request of Star Resorts or, in the absence of a request, at the termination of this Agreement.

4.7 The Advisor shall notify Star Resorts immediately upon discovery of any unauthorized use or disclosure of Confidential Information, and shall co-operate with Star Resorts in every reasonable manner to aid Star Resorts to regain possession of said Confidential Information and prevent all such further unauthorized use.

4.8 The provisions of this Section 4 shall survive the termination of this Agreement for a period of 2 years.

5. **NO DEDUCTIONS.**

5.1 Star Resorts will not make any statutory source deductions from the compensation payable to the Advisor under this Agreement, such as, but not limited to, federal income tax and state income tax. The Advisor is solely responsible for withholding and remitting any local, state or federal payroll-related taxes or assessments related to the compensation provided for by this Agreement.

6. **NO EMPLOYMENT, NO AUTHORITY TO BIND, ETC.**

6.1 Nothing contained in this Agreement will be interpreted to constitute the Advisor as an employee or agent of Star Resorts, nor will either the Advisor or Star Resorts have the authority to bind the other in any respect, it being intended that the Advisor will remain responsible for the Advisor's own actions. The Advisor is retained only for the purposes and to the extent set out in this Agreement.

7. **DEVOTION OF TIME.**

7.1 The Advisor need only devote such portion of the Advisor's time as is necessary to complete the Services required. The Advisor is not precluded from acting in any other capacity for any other person, firm or company provided that it does not conflict with the Advisor's duties to Star Resorts.

8. **MISCELLANEOUS.**

8.1 **Further Assurances.** Each of the parties hereto will forthwith at all times, and from time to time, at Star Resorts' sole cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of the Advisor, and with the approval of Star Resorts, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

8.2 **As Merger.** None of the execution and delivery of this Agreement will in any way merge or extinguish this Agreement or the terms and conditions hereof, which will continue in full force and effect.

8.3 **Transfer Assignment.** Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by Star Resorts or the Advisor to any person without the prior written consent of the other party to this agreement.

8.4 **Amendment.** No amendment, waiver or modification of, or agreement collateral to this Agreement will be enforceable against either party unless it is by a formal instrument in writing expressed to be a modification of this Agreement as the case may be, and executed in the same fashion as this Agreement.

8.5 **Enurement.** All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and permitted assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not.

8.6 **Notice.** Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada, the notice to the following address or number:

(a) If to Star Resorts:

STAR RESORTS DEVELOPMENT INC.
701 Brickell Ave., Suite 1550
Miami FL 33131

Attention: Alejandro Aparicio
Facsimile No.: 1 (305) 728-5288

(b) If to the Advisor:

Timothy Marx
Av. Real San Augustín No. 304, Edif. B
Residencial San Augustín
Garza García, NL 66260

Attention: Timothy Marx
Email: marx.timothy@alumni.stanfordgsb.org
Telephone number: +52 818 368-6246
Facsimile number: +52 818 368-6270

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labor disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

8.7 **Headings for Convenience Only.** The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

8.8 **Governing Law.** This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of Florida, U.S.A. The Advisor and Star Resorts hereby attorn to the courts of competent jurisdiction of the State of Florida, U.S.A in any proceedings hereunder.

8.9 **Counterparts.** This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.10 **Severability.** Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

8.11 **Entire Agreement.** This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and their execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein or therein and made a part hereof or thereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto.

8.12 **Currency.** Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the date first stated above.

STAR RESORTS DEVELOPMENT INC.

Per: ______________________
Authorized Signatory

SIGNED, SEALED and DELIVERED by name of Advisor: Timothy Marx in the presence of: Perla Tapia

____
Signature

Timothy M Marx
Print Name

Av Real San Agustin No 304 Ed B
Residencial San Agustin
Garza García, NL 66260
Address

Consultant
Occupation

X ______________________
name of Advisor: Timothy M Marx